Exhibit 99.B(d)(98)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Principal Global Investors, LLC

Dated July 15, 2008, as amended June 28, 2010

SEI INSTITUTIONAL INVESTMENTS TRUST

World Equity Ex-US Fund

Screened World Equity Ex-US Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Principal Global Investors, LLC

Dated as of July 15, 2008 as amended March 30, 2009 and June 28, 2010

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Investments Trust World Equity Ex-US Fund and the SEI Institutional Investments Trust Screened World Equity Ex-US Fund and the average daily value of the Assets of any other global-international equity SEI mutual fund or account (each a “Global-International Equity Fund”, collectively the “Global-International Equity Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services.  Each Global-International Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the Global-International Equity Funds managed by Sub-Adviser (as set forth below).

X.XX% per annum of the average daily value of the Assets on the first $XXX million

X.XX% per annum of the average daily value of the Assets on the next $XXX million

X.XX% per annum of the average daily value of the Assets over $XXX million

As of the effective date of this Schedule B the Global-International Equity Funds are as follows:

•              SEI Institutional Investments Trust World Equity Ex-US Fund;

•              SEI Institutional Investments Trust Screened World Equity Ex-US Fund; and

•              SEI Global Master Fund plc the SEI Global Developed Markets Equity Fund

Agreed and Accepted:

SEI Investments Management Corporation	Principal Global Investors, LLC

By:	By:
/s/ Aaron C. Buser	/s/ Minoo Spellerberg
Minoo Spellerberg
Name:	CCO-PGI (North America)
Aaron C. Buser
By:
Title:	/s/ James C. Fifield
V. P.	James C. Fifield
Assistant General Counsel